Exhibit 10.2

FIRST AMENDMENT TO

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT (this “Amendment”), is made and entered into as of July 20, 2018, by and among COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Company”), NYL Investors LLC (“New York Life”) and the holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (such holders, together with their successors and assigns, the “Noteholders”).

W I T N E S S E T H:

WHEREAS, the Company, New York Life and the Purchasers (as defined in the Note Agreement defined below) are parties to a certain Note Purchase and Private Shelf Agreement, dated as of March 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Purchasers purchased $150,000,000 in aggregate principal amount of the Company’s 3.96% Senior Notes, Series A, due March 21, 2030 (the “Series A Notes”);

WHERAS, the Series A Notes are the only Notes currently outstanding under the Note Agreement and the Noteholders are the holders of 100% of the Series A Notes;

WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to amend the Note Agreement in the respects but only in the respects set forth below;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company and the Noteholders agree as follows:

1.Amendments.

(a)Paragraph 5E of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

5E.Taxes.The Company will, and will cause each Subsidiary to, pay when due all taxes, duties, imposts, deductions, assessments, fees and governmental charges, withholdings and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and except where such failure would not reasonably be expected to have a Material Adverse Effect.

(b)Paragraph 5K of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

5K.Payment of Claims.  The Company will, and will cause each Subsidiary to, pay or discharge any of the following claims and liabilities which are material to the Company and its Subsidiaries when taken as a whole:

(i)  on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such Property; and

(ii)  on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such Property (other than Liens not forbidden by paragraph 6B hereof) or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Company or such Subsidiary in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any insolvency proceeding or dissolution or winding-up involving the Company or such Subsidiary;

provided; that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Company or such Subsidiary need not pay or discharge any such claim or current liability so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a Material Adverse Effect.

(c)Paragraph 6C of the Note Agreement is hereby amended by replacing clauses (iii) and (vi) thereof in their entirety with the following:

(iii)any sale of real property not used in the current operations of the Company, provided that the aggregate proceeds of sales pursuant to this clause (iii) shall not exceed (1) $100,000,000 in any fiscal year of the Company or (2) $500,000,000 from July 20, 2018 through and including the date of such sale;

(vi)the sale for cash of any and all accounts receivable in a face amount not to exceed $100,000,000;

(d)Paragraph 7A of the Note Agreement is hereby amended by replacing clauses (v) and (x) thereof in their entirety with the following:

(v)  the Company or any of its Subsidiaries shall fail to pay any principal of or interest on any other Indebtedness which is outstanding in an aggregate principal amount of at least $100,000,000, or its equivalent in other currencies (in this clause (v) called “Material Indebtedness”), in the aggregate when the same becomes due and payable (whether at scheduled maturity, by required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Indebtedness, or to require the same to be prepaid or defeased (other than by a regularly required payment); or

(x)  the Company or any of its Subsidiaries shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith;

(e)Paragraph 10B of the Note Agreement is hereby amended by replacing the definitions of “Consolidated Cash Flow”, “Consolidated Funded Indebtedness/Cash Flow Ratio” and “S&P” in their entirety with the following definitions:

“Consolidated Cash Flow” means, for any period, Consolidated Operating Income for such period plus (i) any amounts deducted for depreciation, amortization and operating lease expense, plus (ii) any impairment charges or asset write-down or write off related to intangible assets, long-lived assets and property, plant and equipment, solely to the extent that any such charges, write-down or write off described in this clause (ii) are non-cash items, in each case in determining Consolidated Operating Income, plus (iii) any non-cash pension charges related to benefit plan amendments or non-recurring or infrequent transactions, plus (iv) non-cash expenses related to stock based compensation, minus (v) the amount of the sub-bottling fee payments made to The Coca-Cola Company or one of its Subsidiaries in consideration for exclusive distribution rights to the Company or one of its Consolidated Subsidiaries during such applicable period. Consolidated Cash Flow shall exclude all non-cash credits or charges resulting from commodity hedging transactions.

“Consolidated Funded Indebtedness/Cash Flow Ratio” means, at any time, the ratio of (a) the aggregate amount of (i) Consolidated Funded Indebtedness minus the Liquidity Amount and (ii) without duplication of amounts included in clause (i), 50% of every Contingent Obligation of the Company and its Consolidated Subsidiaries (other than any Contingent Obligation in respect of any operating lease), determined and consolidated in accordance with GAAP to (b) the aggregate of (i) Consolidated Cash Flow for the then most recently concluded period of four consecutive fiscal quarters of the Company and (ii) Acquisition Cash Flow for such period.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

(f) Paragraph 10B of the Note Agreement is hereby further amended by adding the following definition in correct alphabetical order:

“Liquidity Amount” means, as at any date of determination, the lesser of (i) the aggregate amount of unrestricted and unencumbered cash maintained by the

Company and its Subsidiaries in the United States as of such date and (ii) $20,000,000.

(g)Paragraph 10C of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:

10C.Accounting Principles, Terms and Determinations. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in paragraph 8C.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, and the Company so requests, the holders of the Notes and the Company will negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect prior to such change therein. Without limiting the foregoing, for purposes of determining compliance with any financial covenant ratio, requirement or basket, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the financial statements referred to in paragraph 8C for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto (for the avoidance of doubt, including ASC Topic 842), unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of New York Life or the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until New York Life and the Noteholders shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of Schiff Hardin LLP, counsel to the Noteholders), and (ii) each of the following documents:

(a)executed counterparts to this Amendment from the Company, New York Life and the Noteholders; and

(b)an executed copy of an amendment to that certain Note Purchase and Private Shelf Agreement dated as of June 10, 2016 by and among the Company, PGIM, Inc. and certain affiliates of PGIM, Inc., in form and substance reasonable satisfactory to the Noteholders.

3.Representations and Warranties.  To induce New York Life and the Noteholders to enter into this Amendment, the Company hereby represents and warrants to New York Life and the Noteholders that:

(a)The making and performance by the Company of this Amendment are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not violate (a) any provision of the Company’s certificate of incorporation or by-laws, (b) any agreement, indenture or other contractual restriction binding on the Company, (c) any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Exchange Act and the regulations thereunder, and Regulations T, U or X), or (d) any order, writ, judgment, injunction, decree, determination or award binding on the Company;

(b)No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required (other than those which have been obtained) for the making and performance by the Company of this Amendment or for the legality, validity, binding effect or enforceability hereof.

(c)This Amendment constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of this Amendment is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing; and

(d)After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects as of the date hereof (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.Effect of Amendment.  Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company to all holders of the Notes.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement.  From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment.  This Amendment shall constitute a Note Document for all purposes of the Note Agreement.

5.Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

7.Costs and Expenses.  The Company agrees to pay on demand all costs and expenses of New York Life and the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.

8.Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.

10.Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company, by its respective authorized officers as of the day and year first above written.

COMPANY:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ David M. Katz
Name:	David M. Katz
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURE PAGE TO FIRST AMENDMENT TO

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

NYL INVESTORS LLC

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

SIGNATURE PAGE TO FIRST AMENDMENT TO

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

By:	New York Life Insurance Company, its attorney-in-fact

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Corporate Vice President

COMPSOURCE MUTUAL INSURANCE COMPANY

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Andrew Donner
Name:	Andrew Donner
Title:	Senior Director

SIGNATURE PAGE TO FIRST AMENDMENT TO

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT